Exhibit 10.23

GUST Amendment

Three Rivers Bank and Trust Company Pension Trust

WHEREAS, Three Rivers Bank and Trust Company (the “Company”) sponsors and maintains The Three Rivers Bank and Trust Company Pension Trust, Plan No. 001 (the “Plan”);

WHEREAS, pursuant to Plan Section 12.01, the Company may modify and amend the Plan for any reason;

WHEREAS, to maintain the tax qualified status of the Plan and to comply with the July 10, 2002 IRS telephone request with respect to the Plan’s and its related Trust’s continued tax qualified and tax-exempt status, respectively, the Company desires to amend the Plan.

NOW, THEREFORE, the Plan is amended as follows:

A.	The following provision is added after the word “elect” in Plan Section 1.28(b):

“, via written Plan amendment in accordance with IRS regulations,”

B.	The following provision is added at the beginning of Plan Section 16.05:

“This Section 16.05 shall apply to limitation years commencing prior to January 1, 2000.”

C.	The following provision is added to Plan Section 16.04 after “Sections 125,”:

“132(f),”

D.	In all other respects, the Plan is affirmed.

IN WITNESS WHEREOF, through its duly authorized officer, the Company adopts the Amendments contained herein on this              day of             , 2002.

THREE RIVERS BANK AND TRUST COMPANY

By:
Its: